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                                                                  Exhibit No. 11

CANYON RESOURCES CORPORATION
Calculation of Primary and Fully-Diluted Earnings per Share
-----------------------------------------------------------

                                                                    Three Months Ended           Nine Months Ended
                                                                       September 30,                September 30,
                                                                     1995          1994         1995            1994
                                                                 -----------     --------    -----------     ----------
Primary earnings per share:

Computation for Statement of Operations

Adjustment to net income (loss) per statements of operations to amount used in primary earnings (loss) per share computation:

  Net income (loss)                                              ($1,250,500)    $632,200    ($3,249,500)    ($288,800)

  Add interest on convertible
  debentures, net of tax effect                                      (B)           (B)           (B)            (B)
                                                                 -----------   ----------    -----------    ----------

  Net income (loss), as adjusted                                 ($1,250,500)    $632,200    ($3,249,500)    ($288,800)
                                                                 ===========   ==========    ===========    ==========

Adjustment to weighted average shares
  outstanding to amount used in primary
  earnings (loss) per share computation:

  Weighted average shares outstanding                             25,784,600   25,497,100     25,664,600    25,461,500

  Additional shares issuable from
      assumed exercise of options and
      warrants (Note A)                                              (B)          183,500         (B)           (B)

  Add shares issuable from assumed
      exercise of convertible debentures                             (B)           (B)            (B)           (B)
                                                                 -----------   ----------    -----------    ----------
  Primary average shares outstanding,
      as adjusted                                                 25,784,600   25,680,600     25,664,600    25,461,500
                                                                 ===========   ==========    ===========    ==========

  Primary earnings (loss)  per share                                  ($0.05)       $0.02         ($0.13)       ($0.01)
                                                                 ===========   ==========    ===========    ==========

A. This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

B. Effect is antidilutive, so amounts are not included in the earnings (loss) per share calculation.



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

                                                                  Exhibit No. 11

CANYON RESOURCES CORPORATION
Calculation of Primary and Fully-Diluted Earnings per Share
-----------------------------------------------------------

                                                                    Three Months Ended           Nine Months Ended
                                                                       September 30,                September 30,
                                                                     1995          1994         1995            1994
                                                                 -----------     --------    -----------     ----------

Fully-diluted earnings per share:

Computation for Statement of Operations

Adjustment to net income (loss) per statements of operations to amount used in fully diluted earnings (loss) per share computation:

  Net income (loss)                                              ($1,250,500)    $632,200    ($3,249,500)    ($288,800)

  Add interest on convertible
  debentures, net of tax effect                                      (B)            (B)          (B)             (B)
                                                                 -----------   ----------    -----------    ----------

  Net income (loss), as adjusted                                 ($1,250,500)    $632,200    ($3,249,500)    ($288,800)
                                                                 ===========   ==========    ===========    ==========
Adjustment to weighted average shares
  outstanding to amount used in fully
  diluted earnings (loss)  per share computation:

  Weighted average shares outstanding                             25,784,600   25,497,100     25,664,600    25,461,500

  Additional shares issuable from
      assumed exercise of options
      and warrants (Note A)                                          (B)          199,000        (B)             (B)

  Add shares issuable from assumed
      exercise of convertible debentures                             (B)            (B)          (B)             (B)
                                                                 -----------     --------    -----------    ----------
  Fully-diluted average shares
      outstanding, as adjusted                                    25,784,600   25,696,100     25,664,600    25,461,500
                                                                 -----------   ----------    -----------    ----------
  Fully-diluted ernings (loss)  per share                             ($0.05)       $0.02         ($0.13)       ($0.01)
                                                                 ===========   ==========    ===========    ==========

A. This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

B. Effect is antidilutive, so amounts are not included in the earnings (loss) per share calculation.



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